UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2015 (June 4, 2015)

ENDO INTERNATIONAL PLC

(Exact Name of Registrant as Specified in Charter)

Ireland	001-36326	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code 011-353-1-268-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 4, 2015, Endo International plc (the “Company”) issued a press release announcing the upsizing and pricing of its registered offering (the “Offering”). The size of the Offering has been increased and the Company will issue 24,024,025 ordinary shares at a price of $83.25 per share, for aggregate gross proceeds of approximately $2 billion as compared to $1.75 billion that was previously announced on June 2, 2015. The ordinary shares will be registered under the Securities Act of 1933 pursuant to a registration statement on Form S-3 (File No. 333-204657).

In connection with the Offering, the Company has entered into an Underwriting Agreement with Goldman, Sachs & Co., J.P. Morgan Securities LLC, Barclays Capital Inc. and Deutsche Bank Securities, Inc., as representatives of the several underwriters named therein.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and a copy of the press release announcing the upsizing and pricing of the Offering is attached hereto as Exhibit 99.1. Each is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 4, 2015, among the Company and Goldman, Sachs & Co., J.P. Morgan Securities LLC, Barclays Capital Inc. and Deutsche Bank Securities, Inc., as representatives of the several underwriters named therein.

99.1	Press Release announcing the upsizing and pricing of the offering, dated June 4, 2015

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer

Date: June 5, 2015

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 4, 2015, among the Company and Goldman, Sachs & Co., J.P. Morgan Securities LLC, Barclays Capital Inc. and Deutsche Bank Securities, Inc., as representatives of the several underwriters named therein.

99.1	Press Release announcing the upsizing and pricing of the offering, dated June 4, 2015